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                                                                   Exhibit 10.28

                              OVERHILL FARMS, INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is entered into as of the ____ day of _________ 2002 (this "Agreement"), by and among OVERHILL FARMS, INC., a Nevada corporation (the "Company"), JAMES RUDIS, an individual ("Rudis"), WILLIAM E. SHATLEY, an individual ("Shatley"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("LLCP"). Rudis and Shatley are referred to herein individually as a "Principal Shareholder" and collectively as the "Principal Shareholders."

                                 R E C I T A L S

     A. The Company, OVERHILL CORPORATION (formerly known as Polyphase Corporation and to be known from and after the effective date of the Spin-Off as TreeCon Resources, Inc.), a Nevada corporation ("Parent"), Overhill Ventures and LLCP entered into that certain Securities Purchase Agreement dated as of November 24, 1999, as amended by that certain Consent and First Amendment to Securities Purchase Agreement dated as of August 23, 2000, and as further amended by that certain Second Amendment to Securities Purchase Agreement dated as of January 11, 2002, that certain Consent and Third Amendment dated as of January 31, 2002, that certain Fourth Amendment dated as of June 28, 2002, and that certain Fifth Amendment to Securities Purchase Agreement dated as of September 11, 2002 (as so amended, the "Original Securities Purchase Agreement").

     B. In connection with the execution and delivery of the Original Securities Purchase Agreement, the Company, Parent and LLCP entered into that certain Investor Rights Agreement dated as of November 24, 1999, as amended by an Amendment to Investor Rights Agreement dated as of August 25, 2000, and as further amended by a Second Amendment to Investor Rights Agreement dated as of January 11, 2002 (as so amended, the "Original Investor Rights Agreement"), pursuant to which, among other things, the Company and Parent granted to LLCP certain investment monitoring and other rights all as described therein.

     C. The Board of Directors of Parent has previously approved a plan to distribute to its stockholders on a pro rata basis in the form of a stock dividend the shares of Common Stock owned or held by Parent and thereby "spin off" the Company as a separate, independent publicly traded company (the "Spin-Off"). Immediately following the Spin-Off, Parent will not beneficially own or hold any shares of, or any Option Rights with respect to, the Capital Stock of the Company.

     D. The Company, the entities from time to time parties thereto as Guarantors and LLCP are concurrently entering into that certain Amended and Restated Securities Purchase Agreement dated of even date herewith (as amended from time to time, the "Securities Purchase Agreement") pursuant to which, among other things, (a) the parties

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thereto are amending and restating the Original Securities Purchase Agreement, the Original Note and the Original Warrant and (b) at the request of the Company, LLCP is consenting to the Spin-Off Related Matters, all on the terms and subject to the conditions set forth therein. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Original Investor Rights Agreement, as the case may be.

     E. Rudis is the current President and Chief Executive Officer of the Company and Shatley is a Senior Vice President of the Company. Immediately following the Spin-Off, Rudis will be the beneficial owner of _________ shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), including options to purchase _____ shares of Common Stock issued under the 2002 Stock Option Plan, and Shatley will be the beneficial owner of _________ shares of Common Stock, including options to purchase _____ shares of Common Stock issued under the 2002 Stock Option Plan.

     F. It is a condition precedent to the effectiveness of the Securities Purchase Agreement, including the consent of LLCP to the Spin-Off Related Matters, that the Company affirm, amend and restate the Original Investor Rights Agreement on the terms and conditions contained herein, and the Principal Shareholders become parties to this Agreement.

     G. It is intended that the Spin-Off will not constitute a transaction that would trigger LLCP's "co-sale" rights under Section 3 of the Original Investor Rights Agreement, and that because Parent will not be liable for the debts, liabilities or obligations of the Company or beneficially own or hold any shares of Capital Stock of the Company from and after the date hereof, Parent will no longer be a party to this Agreement from and after the date hereof.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original Investor Rights Agreement as follows:

1.   INVESTMENT MONITORING RIGHTS.

     1.1  Election of LLCP Representative to Board.

          (a) LLCP shall have the right, exercisable from time to time, to require the Company to cause to be nominated and elected or appointed to the Board of Directors of the Company (the "Board") an individual designated by LLCP in an LLCP Representative Request (as such term is defined below) (the "LLCP Representative") furnished by LLCP to the Company and each Principal Shareholder. If LLCP wishes to have an individual elected or appointed as a member of the Board, LLCP shall deliver to the Company, with a copy to each Principal Shareholder, a written request (an "LLCP Representative Request") notifying the Company of LLCP's election under this Section 1.1 to have an LLCP

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     Representative nominated and elected or appointed to the Board and designating the individual to be so nominated, elected or appointed.

          (b) Within five (5) Business Days after the Company receives an LLCP Representative Request, the Company shall take (or cause to be taken) as soon as practicable any and all actions as may be necessary or advisable to cause the LLCP Representative to be nominated and elected or appointed to the Board and to remain a duly elected or appointed member of the Board (including, among other actions, nominating the LLCP Representative to be a member of the Board, creating a vacancy for the LLCP Representative or increasing the size of the Board and filling the resulting vacancy with the LLCP Representative, as applicable).

          (c) Removal. No individual serving as the LLCP Representative may be removed from the Board without the prior written approval of LLCP other than for "cause." For purposes of this Section 1.1(c), the term "cause" shall mean a conviction (treating a nolo contendere plea or a guilty plea as a conviction) of a felony or of a crime of moral turpitude. If any LLCP Representative shall be removed from the Board for cause, then LLCP shall have the sole right to designate another individual to serve as the LLCP Representative, and the Company shall, upon the request of LLCP, promptly (and in any event within five (5) Business Days of such request) take any and all actions as may be necessary or appropriate to cause such other individual to be nominated and elected or appointed to the Board as the LLCP Representative.

          (d) Vacancy. In the event of the death or resignation, or removal by LLCP, of the LLCP Representative at any time, or in the event the LLCP Representative shall not be elected to the Board for any reason, the Company shall, upon the request of LLCP, promptly (and in any event within five (5) Business Days of such request) take any and all actions as may be necessary or appropriate to cause another individual designated by LLCP to be nominated and elected or appointed to the Board as the LLCP Representative. Such actions may include, but not be limited to, calling and/or holding, in accordance with the Bylaws of the Company and Applicable Laws, a special meeting of the Board or obtaining the written consent of all members of the Board or, if possible, the shareholders holding at least the requisite number of shares necessary to elect or appoint such individual as a member of the Board, as the case may be.

          (e) Committees. To the extent that the Board delegates any of its duties to any committee(s) of the Board, the LLCP Representative shall, upon the request of LLCP, be appointed to such committee(s).

     1.2  Agreement to Vote.

          (a) The Principal Shareholders each agree to hold all of his Principal Shareholder Shares subject to, and to vote the Principal Shareholder Shares in accordance with, the provisions of this Agreement. The term "Principal Shareholder Shares" shall mean, with respect to any Principal Shareholder, any and all Capital Stock and other voting securities of the Company beneficially owned or

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     held by him, or registered in his name, on the date hereof, and any and all
     Capital Stock and other voting securities of the Company owned or held by him, or registered in his name, after the date hereof, and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for, such securities.

          (b) On all matters relating to the election or appointment of members of the Board, each Principal Shareholder agrees, on behalf of himself and any transferee or assignee of Principal Shareholder Shares, to vote all of his Principal Shareholder Shares (or to consent pursuant to any action by written consent) in favor of electing or appointing the LLCP Representative to the Board.

          (c)  Enforceable Voting Agreement. The agreements set forth in this
     Section 1.2 are intended to constitute enforceable voting agreements within the scope of Section 706(a) of the General Corporation Law of the State of California.

     1.3  Observation Rights. In addition to the rights granted to LLCP in this
Section 1.1, if, at any time, no LLCP Representative is serving on the Board for any reason, LLCP shall be entitled to receive written notice of, and to have one
(1) representative and one (1) advisor to such representative (or, at LLCP's election, two (2) representatives) attend as observers at, all meetings of the Board (and of all committees thereof) and all meetings of the shareholders of the Company. Written notice of all such meetings shall be given to LLCP in the same manner and at the same time, to the extent permitted by Applicable Laws, as to the members of the Board or such committees (which in any event shall not be less than forty-eight (48) hours prior to such meeting unless otherwise agreed to by LLCP in advance and in writing) and at the same time as to the shareholders of the Company, as the case may be. The Company shall furnish LLCP with copies of (i) the meeting agenda, if any is prepared, (ii) all information that is furnished to the members of the Board (or such committees) or to the shareholders of the Company (whether prior to, at, or subsequent to any such meetings), as the case may be, at the same time as such materials are furnished to the members of the Board or such committee or to the shareholders of the Company, as the case may be, and (iii) copies of the minutes of all meetings of the Board (and such committees) and of all meetings of shareholders concurrently with the distribution of such minutes to one or more members of the Board (or such committees) or shareholders, as the case may be, but in no event later than forty-five (45) days after each such meeting.

     1.4  Operating Committee.

          (a) Under the Original Investor Rights Agreement, the Company established for the benefit of LLCP an operating committee (the "Operating Committee") to, among other things, (i) review the annual operating and capital budget of the Company and its Subsidiaries; (ii) compare budgeted versus actual performance of the Company and its Subsidiaries; (iii) analyze working capital management; and (iv) review the cash flow performance of the Company and its Subsidiaries. The Operating Committee shall also consider such additional financial matters as it shall deem advisable. The Operating Committee shall not constitute a committee designated by the Board pursuant to the Company's Bylaws or NRS 78.125, and shall not have any authority to act in the name of or on behalf of

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     the Company or any of its Subsidiaries, but the Operating Committee shall have the right to make suggestions and to recommend actions to the Board or to the Board of Directors of any Subsidiary of the Company or to any committee of any such Board of Directors, either in writing or by attending, through a representative, a meeting of such Board of Directors or such committee.

          (b) The Operating Committee shall at all times be comprised of at least two (2) members of senior management of the Company, who initially shall be James Rudis, the current President and Chief Executive Officer of the Company, and Richard A. Horvath, the current Chief Financial Officer of the Company, and two (2) members designated by LLCP (who shall be representatives of Levine Leichtman Capital Partners, Inc. ("LLCP Inc."), an Affiliate of LLCP). The financial officers and other members of senior management of the Company shall be available, in person or by telephone, at each meeting of the Operating Committee to review financial information and discuss other matters.

          (c) Regular meetings of the Operating Committee shall take place on or about the third Tuesday of each calendar month, unless otherwise agreed. Meetings may be conducted by telephone so long as each of the persons attending can hear each of the other persons attending the meeting. The Company's financial officers shall prepare a financial package for delivery to all Operating Committee members at least forty-eight (48) hours prior to each regularly scheduled monthly meeting. The financial package shall include, among other things, (i) a consolidated and consolidating balance sheet, statement of operations and statement of cash flows of the Company and its Subsidiaries for the most recent one-month period and for the year-to-date period, (ii) a comparison of the actual results of operations for such periods to the same periods in the prior year and to the budget and forecast, (iii) an explanation of any variances in such actual results of operations from such budget and forecast, (iv) the status of any permitted dispositions of assets by the Company or its Subsidiaries, (v) an update of the status of all litigation or similar proceedings pending against the Company or any of its officers, directors, Subsidiaries or other Affiliates and (vii) such other information regarding the Company or its Subsidiaries as any member of the Operating Committee may from time to time request.

     1.5  [Intentionally Omitted]

     1.6  Consulting Fees.

          (a) In consideration of consulting services rendered and which may be rendered by LLCP or LLCP Inc. to the Company under this Section 1 (including in connection with the exercise of the observation and other rights granted under Section 1.3 or during any Operating Committee meetings) during the five (5) twelve-month periods immediately following the Initial Closing Date, which services are hereby acknowledged by the Company as being substantial and valuable to its business and operations, the Company agrees to pay to LLCP Inc. a consulting fee in the aggregate amount of $900,000. The Company agrees that the full amount of such consulting fee shall be fully earned as of the Initial Closing Date (whether or not the Note remains outstanding at all times during the entire five (5) twelve-month

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     period), but that such consulting fee shall be payable in five (5) equal installments of $180,000 each and shall be due on the following dates:
     January 10, 2000, January 10, 2001, January 10, 2002, January 10, 2003 and January 10, 2004; provided, however, that upon the earlier to occur of (i) a Change in Control and (ii) the date upon which all Obligations under the Note shall have been paid in cash in full, the portion of the consulting fee remaining unpaid shall at such time become immediately due and payable to LLCP Inc.

          (b)  [Intentionally Omitted.]

          (c) The consulting fees payable to LLCP Inc. under this Section 1.6 shall be paid by wire transfer in immediately available funds to a bank account designated by LLCP Inc. In no event shall LLCP Inc. be obligated to refund or waive its receipt of all or any portion of the consulting fees payable to it hereunder for any reason.

          (d) In addition, the Company agrees to pay to LLCP Inc. a non-refundable monthly consulting fee in the amount of $12,000 for each calendar month (or portion thereof) during the period commencing on February 1, 2002, and ending on the date upon which all Obligations under the Note have been paid in cash in full. Each monthly consulting fee shall be due and payable in advance on the first Business Day of each such calendar month.

     1.7 Survival of Rights. The rights granted to LLCP under Section 1.1 (Agreement to Vote) and Section 1.3 (Observation Rights) became effective as of the Initial Closing Date and shall continue for so long as LLCP continues to hold, directly or indirectly, at least $2,500,000 in outstanding principal amount of the Note, or at least five percent (5.0%) of the shares of Common Stock calculated on a Fully Diluted Basis. The rights granted to LLCP under
Section 1.4 (Operating Committee) became effective as of the Initial Closing Date and shall continue for so long as any principal amount of the Note remains outstanding. Notwithstanding anything to the contrary contained herein or otherwise, the rights granted to LLCP under Section 1.1 (Agreement to Vote),
Section 1.3 (Observation Rights) and Section 1.4 (Operating Committee) shall survive to the extent that LLCP holds the Note or any Warrant Shares and informs the Company in writing that it believes in good faith that it is required to retain such rights to qualify as a "venture capital operating company" for purposes of complying with ERISA.

2.   INDEMNIFICATION AND INSURANCE.

     2.1 The Company shall, to the maximum extent permitted by Applicable Law, indemnify, defend and hold harmless the LLCP Representative, any LLCP representatives participating in the Operating Committee, LLCP and the employees, partners, principals, agents, attorneys, accountants, representatives and Affiliates of LLCP (including LLCP Inc.) (individually, an "LLCP Party" and, collectively, the "LLCP Parties"), from and against all costs, expenses, liabilities, claims, judgments, damages and losses, including all attorneys' fees and the cost of preparation and investigation, incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively, "Liabilities and Costs"), arising out of or in any way related to the fact that any LLCP Party is or was a director, officer, employee or

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other agent of the Company or any subsidiary of the Company, is or was serving on the Operating Committee, is or was serving as an observer of the Board, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

     2.2  Upon request by any LLCP Party, the Company shall advance (within five
(5) Business Days of such request) any and all expenses, including any and all attorneys' fees and the cost of any investigation and preparation incurred in connection with any matter for which such LLCP Party is or may be entitled to indemnification hereunder; provided, however, that if and to the extent that a court of competent jurisdiction finally determines that such LLCP Party is not permitted to be indemnified with respect to such matter under Applicable Law, the Company shall be entitled to be reimbursed for any expenses so advanced. The Company shall also indemnify each LLCP Party from and against any and all Liabilities and Costs incurred in connection with any claim or action brought to enforce such LLCP Party's rights under this Section 2, or under Applicable Law or the Company's charter or bylaws now or hereafter in effect relating to indemnification, or for recovery under directors' and officers' liability insurance policies maintained by the Company, regardless of whether such LLCP Party is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be. If, for any reason, the foregoing indemnification is not available for any reason or is not sufficient to indemnify and hold the LLCP Parties harmless from all such Liabilities and Costs, the Company shall contribute to the amount of all such Liabilities and Costs paid or payable by any LLCP Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and LLCP, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The Company's reimbursement, indemnity and contribution obligations shall be in addition to any liability the Company may otherwise have at law or under any other agreement, including the Securities Purchase Agreement, and such obligations shall extend, upon the same terms, to all LLCP Parties. This Section 2 shall survive the termination of this Agreement indefinitely.

     2.3 During the term of this Agreement, the Company shall maintain in force and effect one or more policies of insurance covering directors and officers liability in an insured amount of not less than $10,000,000. Such insurance policies shall cover, among other things, claims asserted under federal and state securities laws and such other matters as are customary and appropriate for publicly traded companies operating in the Company's industry.

3.   CO-SALE AGREEMENT.

     3.1 If any Principal Shareholder (a "Selling Principal Shareholder") proposes to sell or transfer (a "sale") any Principal Shareholder Shares ("Co-Sale Shares") to a bona fide purchaser or transferee (a "purchaser") in one
(1) transaction or any series of related transactions, such Principal Shareholder shall promptly give written notice (the "Co-Sale Notice") to the Company and to LLCP at least thirty (30) days prior to the closing of such sale. The Co-Sale Notice shall describe in reasonable detail the terms of the proposed sale, including the number of Co-Sale Shares to be sold, the nature of the sale, the amount of consideration to be paid and the name and address of the proposed purchaser.

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Notwithstanding the foregoing, without complying with the procedures of this
Section 3, (a) Rudis may sell up to an aggregate of 50,000 Principal Shareholder Shares in open market transactions (not in a private sale transaction) during any Fiscal Year of the Company, it being understood that a Change in Control shall occur if Rudis ceases to beneficially own or hold less than 300,000 shares of Common Stock at any time, (b) Shatley may sell up to an aggregate of 50,000 shares in open market transactions (not in a private sale transaction) during any Fiscal Year of the Company, it being understood that a Change in Control shall occur if Shatley ceases to beneficially own or hold less than 150,000 shares of Common Stock at any time and (c) any Principal Shareholder may transfer his Principal Shareholder Shares to his spouse or descendants or to trusts or family partnerships established for the benefit of himself or such persons, provided that such Principal Shareholder provides to LLCP at least thirty (30) days prior written notice of such transfer and the transferee executes a joinder agreement, in form and substance satisfactory to LLCP, pursuant to which such transfer becomes bound by, and agrees to comply with, the provisions of this Agreement as if such transferee were a Principal Shareholder.

     3.2 LLCP shall have the right, exercisable by furnishing written notice to the Selling Principal Shareholder within twenty (20) days after its receipt of the Co-Sale Notice, to participate in such sale on the same terms and conditions as specified in the Co-Sale Notice. To the extent that LLCP exercises such right of participation in accordance with the terms set forth in this Section 3, the number of Co-Sale Shares that the Selling Principal Shareholder may sell in the transaction(s) shall be proportionately reduced.

     3.3 If there shall be a decrease in the price to be paid by the proposed purchaser for the Co-Sale Shares from the price set forth in the Co-Sale Notice, which decrease is acceptable to the Selling Principal Shareholder, or there is any other material change to the terms or conditions set forth in the Co-Sale Notice which is less favorable to the Selling Principal Shareholder but which is acceptable to him, the Selling Principal Shareholder shall immediately notify LLCP in writing of such decrease or other change. LLCP shall have the right to participate in such sale on such modified terms by furnishing written notice to the Selling Principal Shareholder within (a) if LLCP has not yet delivered a notice to the Principal Shareholder pursuant to Section 3.2, the greater of (i) the remaining number of days in the twenty (20) day period set forth in Section
3.2 and (ii) ten (10) Business Days from the date of its receipt of such written notice, or (b) if LLCP has delivered a written notice to the Selling Principal Shareholder pursuant to Section 3.2, ten (10) Business Days from the date of its receipt of such written notice to modify the terms set forth in the written notice it previously furnished to the Selling Principal Shareholder.

     3.4 LLCP may sell at the time of sale all or any portion of that number of shares of Capital Stock of the Company beneficially owned or held by it equal to the product of (a) the aggregate number of Co-Sale Shares covered by the Co-Sale Notice, multiplied by (ii) a fraction, the numerator of which is the total number of shares of Common Stock beneficially owned, directly or indirectly, by LLCP at the time of sale (including the Warrant Shares and the shares of Common Stock issued or issuable upon exercise or conversion of any Option Rights of the Company (including the Series A Preferred Shares) beneficially owned, directly or indirectly, by LLCP) (collectively, the "LLCP Shares"), and the denominator of which is the sum of the total number of shares of Common Stock beneficially owned by the Selling Principal Shareholder and the total number of LLCP

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Shares at the time of sale. In no event shall LLCP be required to make any representation or warranty in connection with the sale to any purchaser other than as to the organization and authority of LLCP, title to the LLCP Shares to be sold and the absence of conflicts with organizational documents and material agreements.

     3.5 LLCP shall effect its participation in the sale by promptly delivering to the Selling Principal Shareholder at the closing of the sale of the Co-Sale Shares, for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Capital Stock of the Company which LLCP elects to sell.

     3.6 The Selling Principal Shareholder shall transfer the certificate or certificates that LLCP delivers to the Selling Principal Shareholder pursuant to
Section 3.5 to the purchaser on the terms and conditions specified in the Co-Sale Notice, and the Selling Principal Shareholder shall cause the purchaser to remit to LLCP directly, concurrently with the closing and in immediately available funds to an account designated by LLCP, that portion of the sale proceeds to which LLCP is entitled by reason of LLCP's participation in the sale. To the extent that any purchaser refuses to purchase shares or other securities from LLCP, the Selling Principal Shareholder shall not sell to such purchaser any shares of Capital Stock of the Company unless and until, simultaneously with such sale, the Selling Principal Shareholder shall purchase such shares or other securities from LLCP. Subject to the foregoing sentence, if the Selling Principal Shareholder does not complete the proposed sale for any reason, the Selling Principal Shareholder shall immediately return to LLCP all documents (including all stock certificates, stock assignments and/or powers of attorney) which LLCP delivered to the Selling Principal Shareholder pursuant to this Section 3 or otherwise in connection with such sale.

     3.7 The exercise or non-exercise of the rights of LLCP hereunder to participate in one or more sales of Co-Sale Shares by the Selling Principal Shareholder shall not adversely affect its rights to participate in subsequent sales of Co-Sale Shares by any Principal Shareholder.

     3.8 The provisions of Section 3 shall not apply to the sale of any Co-Sale Shares (a) to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act or (b) to the Company.

     3.9  Prohibited Transfers.

          (a) If any Principal Shareholder sells (or enters into any agreement, arrangement or understanding to sell) any Co-Sale Shares in violation or contravention of the co-sale rights of LLCP under this Section 3 (a "Prohibited Transfer"), LLCP shall have, in addition to all other rights, powers or remedies available at law, in equity, under this Agreement or any other Investment Document or under Applicable Law, the right to exercise such Prohibited Transfer Put (as such term is defined below) and, if so exercised, the Principal Shareholder shall be bound to perform its obligations under this Section 3.9.

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          (b)  In the event of a Prohibited Transfer, LLCP shall have the right to sell to such Principal Shareholder, and such Principal Shareholder shall be obligated to purchase (the "Prohibited Transfer Put"), the type and number of shares of Capital Stock of the Company equal to the number of shares LLCP would have been entitled to transfer to the purchaser under
     Section 3.4 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Sections 3.1 through 3.6. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which shares are to be sold to such Principal Shareholder shall be equal to the price per share paid by the purchaser to such Principal Shareholder in the Prohibited Transfer. Such Principal Shareholder shall also reimburse LLCP for any and all fees and expenses, including attorneys, accountants and other expenses, incurred pursuant to the exercise or attempted exercise of LLCP's rights under Section 3;

               (ii) Within thirty (30) days after the later of the dates on which LLCP (a) received notice of the Prohibited Transfer or (b) otherwise became aware of the Prohibited Transfer, LLCP shall, if exercising the Prohibited Transfer Put, deliver to such Principal Shareholder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer;

               (iii) Such Principal Shareholder shall, upon receipt of the certificate or certificates representing the shares to be sold by LLCP, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.9(b)(i), by wire transfer in immediately available funds; and

               (iv) Notwithstanding the foregoing, any attempt by any Principal Shareholder to transfer any Co-Sale Shares in violation of Section 3 shall be deemed a material breach of this Agreement and, to the extent permitted by Applicable Law, be void, and the Company agrees that it will not effect such a transfer, nor will it treat any alleged transferee as the holder of such shares, without the written consent of LLCP.

     3.10 Termination. The rights granted to LLCP under this Section 3 shall expire on the earlier to occur of (a) November 24, 2009, and (b) the date upon which the number of shares of Common Stock (calculated on an "as-if-converted" basis) owned or held, directly or indirectly, by LLCP at any time is less than five percent (5.0%) of the number of shares of Common Stock on a Fully Diluted Basis at such time.

4.   RIGHT OF FIRST REFUSAL.

     4.1 The Company hereby grants to LLCP the right to purchase up to the LLCP Pro Rata Share (as such term is defined below) of any New Securities (as such term is defined below) which the Company may from time to time propose to issue or sell, and the Company shall not issue or sell any New Securities without first complying with the provisions of this Section 4. LLCP's right to purchase shall be at the same price applicable to such issuance or sale of New Securities. The term "LLCP Pro Rata Share" shall be equal to a percentage, calculated immediately prior to the issuance of any New Securities, based upon a fraction, (a) the numerator of which is equal to the (i) total number of shares of Common Stock beneficially owned, directly or indirectly, by LLCP immediately prior to such issuance, plus
(ii) the total number of shares of Common Stock issuable upon exercise or conversion of any Option Rights held directly or indirectly, by LLCP immediately prior to such issuance, and (b) the denominator of which is the sum of (i) the total number of shares of Common Stock issued and outstanding (calculated on an "as-if-converted" basis) immediately prior to such issuance, plus (ii) the total number of shares of Common Stock issuable upon exercise or conversion of any Option Rights held directly or indirectly, by LLCP immediately prior to such issuance.

     4.2 The term "New Securities" shall mean any Capital Stock (including Common Stock and preferred stock) of the Company whether now authorized or not, and any Option Rights of the Company; provided, however, that the term New Securities does not include (a) any equity securities issued in a public offering pursuant to an effective registration statement under the Securities Act with an aggregate offering price to the public of at least $10,000,000, provided that such equity securities are listed at the time of issuance on a recognized national securities exchange or on the NASDAQ National Market, (b) any Option Rights to purchase shares of Common Stock granted by the Company, whether prior to or after the date hereof, to directors, officers or key employees of the Company or any of its Affiliates under any Company Stock Plan existing on the date hereof, and shares of Common Stock issuable upon exercise of such Option Rights.

     4.3 If the Company proposes from time to time to undertake any issuance of New Securities, it shall give LLCP written notice (an "Issuance Notice") of such proposed issuance, describing the type of New Securities, the proposed offer price and the general terms upon which the Company proposes to issue the same. LLCP shall have thirty (30) days after its receipt of the Issuance Notice to decide whether it wishes to purchase up to the LLCP Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by furnishing written notice to the Company (a "Purchase Notice") indicating the number of New Securities to be purchased by LLCP. To the extent that LLCP shall have timely furnished a Purchase Notice to the Company, the Company shall, at the closing of the issuance of such New Securities, sell to LLCP such number of New Securities as LLCP shall have notified the Company that it intends to purchase in the applicable Purchase Notice on the terms set forth in the Issuance Notice.

     4.4 The rights granted to LLCP under this Section 4 shall expire on the earlier to occur of (a) November 24, 2009, and (b) the date upon which the number of shares of Common Stock (calculated on an "as-if-converted" basis) owned or held, directly or indirectly, by LLCP at any time is less than five percent (5.0%) of the number of shares of Common Stock on a Fully Diluted Basis at such time.

5.   CERTAIN ISSUANCES OF OPTION RIGHTS; COMPANY STOCK PLANS.

     5.1 The Board (or any compensation committee thereof) shall not grant any Option Rights of the Company to directors, officers, consultants and key employees of the

Company or of any Affiliate of the Company unless (a) such grant is made under any Company Stock Plan existing on the date of grant at an exercise price per share that is not less than fair market value on the date of grant, and (b) such grant has been duly approved (i) in the case of a grant to any officer (other than a senior executive officer) or employee of the Company who is not a member of the Board, by a majority vote of the Board, and (ii) in the case of any grant to a senior executive officer, a member of the Board or a consultant, by the unanimous vote (or written consent) of the disinterested members of the Board.

     5.2 The Company shall not at any time amend, supplement or otherwise modify any Company Stock Plan existing at such time, or adopt or approve any stock option or stock purchase plan, agreement or arrangement after the date hereof, without the prior affirmative vote or written consent of the shareholders of the Company (including the prior affirmative vote or written consent of LLCP).

6.   CERTAIN ANTI-DILUTION PROTECTION.

     6.1 The Company acknowledges and covenants with the Purchaser that the number of shares of Capital Stock of the Company beneficially owned by LLCP on a Fully Diluted Basis (including after giving effect to the shares of Capital Stock of the Company reserved or to be reserved for issuance under any Company Stock Plan immediately following the Spin-Off shall represent not less than 24.0% of the total number of shares of Capital Stock of the Company on a Fully Diluted Basis at such time. In the event that the number of shares of Capital Stock of the Company beneficially owned by LLCP on a Fully Diluted Basis immediately following the Spin-Off equals more than 24.0% of the total number of shares of Capital Stock of the Company on a Fully Diluted Basis immediately following the Spin-Off, LLCP shall, at the request of the Company, surrender to the Company a number of shares of Common Stock such that the number of shares of Capital Stock of the Company beneficially owned by LLCP immediately following the Spin-Off equals not less than 24.0% of the total number of shares of Capital Stock of the Company on a Fully Diluted Basis immediately following the Spin-Off. In the event that the number of shares of Capital Stock of the Company beneficially owned by LLCP on a Fully Diluted Basis immediately following the Spin-Off equals less than 24.0% of the total number of shares of Capital Stock of the Company on a Fully Diluted Basis immediately following the Spin-Off, the Company agrees to issue to LLCP, at no additional cost to LLCP, a number of additional shares of Common Stock such that, when added to the number of shares of Capital Stock of the Company beneficially owned by LLCP on a Fully Diluted Basis immediately following the Spin-Off, LLCP would own not less than 24.0% of the total number of shares of Capital Stock of the Company on a Fully Diluted Basis immediately following the Spin-Off.

     6.2 If, at the time LLCP owns or holds any Warrant Shares, any event occurs which would have resulted in an adjustment to the exercise price of the Warrant Shares, or the number of Warrant Shares issuable to LLCP, had the Warrant not been exercised (a "Warrant Dilutive Issuance"), the Company shall issue to LLCP on the effective date of such Warrant Dilutive Issuance, without further payment of any kind, a number of additional shares of Common Stock equal to the difference between (a) the number of shares of Common Stock which would have been issuable upon exercise of the Warrant had the

Warrant not been exercised in any part, after giving effect to such Dilutive Issuance, and (b) the number of Warrant Shares issued to LLCP upon exercise of the Warrant.

7.   MISCELLANEOUS.

     7.1 Legends. All certificates representing shares of capital stock of the Company now owned or held or hereafter acquired by any Principal Shareholder shall have stamped or endorsed thereon a legend substantially in the following form (in addition to any legends required under applicable state securities laws):

          THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND OTHERS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.

     7.2 Stock Transfer Records. The Company shall make appropriate notations in its stock transfer records of the restrictions on transfer provided for in this Agreement and shall not record any transfers of capital stock of the Company not made in strict compliance with the terms of this Agreement. The Company acknowledges that any such transfer shall constitute an Event of Default under Section 10.1 of the Securities Purchase Agreement.

     7.3 Assignments. The rights and obligations of LLCP under this Agreement shall be freely assignable or delegable, as the case may be, in connection with any transfer of the Warrant Shares, in whole or in part; provided, however, that the rights of LLCP under Section 1 may not be assigned except in connection with any transfer of Warrant Shares to an Affiliate of LLCP. Any assignee of such rights shall be entitled to all of the benefits of this Agreement as if such assignee were an original party hereto. The rights and obligations of the Company and the Principal Shareholders may not be assigned or delegated, as the case may be, without LLCP's prior written consent, except that any Principal Shareholder may, without LLCP's consent, assign its rights, but not delegate its obligations, to any transferee under Section 3.1(c).

     7.4 Entire Agreement. This Agreement represents the final agreement among the parties with respect to the matters set forth herein and supersedes any prior oral or written, or any contemporaneous oral, agreements or understandings of the parties. Nothing in this Agreement or in the other Investment Document, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, or liabilities under or by reason of this Agreement or the other Investment Documents.

     7.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to LLCP, to:

               Levine Leichtman Capital Partners II, L.P.
               c/o Levine Leichtman Capital Partners, Inc.
               335 North Maple Drive, Suite 240
               Beverly Hills, CA 90210
               Attention: Arthur E. Levine, President
               Telephone: (310) 275-5335
               Telecopier: (310) 275-1441

               with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, CA 90067
               Attention: Mitchell S. Cohen, Esq.
               Telephone: (310) 203-7579
               Telecopier: (310) 203-7199

          (b)  If to the Company, at:

               Overhill Farms, Inc.
               2727 East Vernon Avenue
               Vernon, CA 90058
               Attention:  James Rudis
               Telephone: (323) 582-9977
               Telecopier: (323) 582-6418

               with a copy to:

               Albert B. Greco, Jr., Esq.
               16901 N. Dallas Parkway, Suite 230
               Addison, TX 75001-5246
               Telephone: (972) 818-7333
               Telecopier: (972) 878-7343

          (c) If to any Principal Shareholder, at the address set forth under his signature on the signature page hereto;

or at such other address or addresses as LLCP, the Company or any Principal Shareholder, as the case may be, may specify by written notice given in accordance with this Section 7.5.

     7.6 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in fill force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

     7.7 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile transmission, each of which shall be an original, but all of which together shall constitute one instrument.

     7.8 Construction and Interpretation. The rules of construction set forth in Sections 1.2 through 1.6 of the Securities Purchase Agreement shall govern the construction and interpretation of this Agreement.

     7.9 Amendments; Successors and Assigns. This Agreement may be amended, supplemented or otherwise modified by a writing signed by the Company and LLCP only; provided, however, that no amendment, supplement or other modification may be made to this Agreement which materially adversely affects any Principal Shareholder without the written consent of such Principal Shareholder. Any amendment or other modification effected in accordance with this Section 7.9 shall be binding upon, and inure to the benefit of, the Company, the Principal Shareholders, LLCP and their respective successors and permitted assigns.

     7.10 Remedies. In the event that the Company or any Principal Shareholder fails to observe or perform any covenant or agreement to be observed or performed by it or him under this Agreement, LLCP may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of LLCP, or to take any one or more of such actions. The Company agrees to pay all fees, costs, and expenses, including fees and expenses of attorneys, accountants and other experts retained by LLCP, and all fees, costs and expenses of appeals incurred or expended by LLCP in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     7.11 Representations by Principal Shareholders. Each Principal Shareholder hereby represents and warrants to LLCP that (a) he has carefully read this Agreement and has had sufficient time and opportunity to consider its terms and to obtain legal advice from counsel of his own choice with respect to the preparation, execution and delivery hereof, and he fully understands the final and binding effect of its terms, (b) he has the sole power and authority to execute, deliver and perform his obligations under this Agreement, without obtaining the consent of any other Person, (c) this Agreement has been duly executed and delivered by the Principal Shareholder and constitutes the legal, valid and binding obligation of the Principal Shareholder, enforceable against him in accordance with its terms, (d) the execution and delivery of this Agreement by the Principal Shareholder, and the performance by the Principal Shareholder of his obligations hereunder, does not and will not breach or violate any agreement, instrument or other document to which the Principal Shareholder is a party or to which the Principal Shareholder's assets are bound or any Applicable Laws and (e) he has delivered to LLCP a duly executed Spousal Consent, substantially in the form of Exhibit A.

     7.12 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws.

     7.13 Removal of Parent as Party. Effective on and as of the Effective Date, Parent shall not be party to this Agreement from and after the Effective Date and shall be released from any obligations accruing or arising under this Agreement after the Effective Date. The parties hereby consent to releasing Parent from this Agreement and its obligations accruing or arising hereunder from and after the Effective Date.

     7.14 Amendment and Restatement. Effective on and as of the Effective Date, this Agreement shall supersede the Original Investor Rights Agreement insofar as the two are inconsistent. However, the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any Defaults or Events of Default under the Original Investor Rights Agreement, it being understood that this Agreement is not a termination of the Original Investor Rights Agreement, but is a modification (and, as modified, a continuation) of the Original Investor Rights Agreement. The Company acknowledges and agrees that the Original Investor Rights Agreement, as amended and restated hereby, is affirmed in all respects.

     7.15 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO
(a) THIS AGREEMENT, THE SECURITIES PURCHASE AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AGREEMENT, THE SECURITIES PURCHASE AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                            COMPANY

                            OVERHILL FARMS, INC., a Nevada corporation


                            By: _______________________________________
                                James Rudis
                                President and Chief Executive Officer


                            By: _______________________________________
                                Richard A. Horvath
                                Senior Vice President and Chief
                                Financial Officer

                            PRINCIPAL SHAREHOLDERS


                            ___________________________________________
                            JAMES RUDIS

                            Address: __________________________________
                            ___________________________________________
                            Telecopier: _______________________________


                            ___________________________________________
                            WILLIAM E. SHATLEY

                            Address: __________________________________
                            ___________________________________________
                            Telecopier: _______________________________


                            LLCP

                            LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                            By: LLCP California Equity Partners II, L.P., a
                                California limited partnership, its General
                                Partner

                                 By: Levine Leichtman Capital Partners, Inc.,
                                     a California corporation, its General
                                     Partner

                                       By: __________________________________
                                               Arthur E. Levine
                                                  President

ACKNOWLEDGED:

OVERHILL CORPORATION (formerly known
as Polyphase Corporation and to be known from and after the effective date of the Spin-Off as TreeCon Resources, Inc.)

By: ______________________________________
Name:
Title:

                                 SPOUSAL CONSENT

     The undersigned is the spouse of __________________________, a "Principal Shareholder" under the above Amended and Restated Investor Rights Agreement, who has executed, delivered and agreed to be bound by the terms and other provisions of said Agreement. The undersigned hereby acknowledges that she has read and understands the terms and other provisions of said Agreement. Further, the undersigned hereby consents to, approves of and agrees to be bound by the terms and other provisions of said Agreement for all purposes as if she were a party thereto, including in order to bind any community property interest she has or may have in any Principal Shareholder Shares or Co-Sale Shares owned or held by her and her spouse that are the subject of said Agreement.

Dated:  ____________, 2002       _______________________________________________
                                 Signature of Spouse



                                 _______________________________________________
                                 Name of Spouse (Print or Type)